SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 1, 2011, a Special Meeting of Shareholders of FBP Value Fund and FBP Balanced Fund (the “Funds”) was held for the purpose of voting on the following Proposals:

Proposal 1:	To replace the fundamental investment limitations of the FBP Value Fund and the FBF Balanced Fund with new updated fundamental investment limitations:

1a.	To amend the fundamental investment limitation with respect to borrowing money and issuing senior securities

(i) To amend the fundamental investment limitation with respect to borrowing money

(ii) To amend the fundamental investment limitation with respect to issuing senior securities

1b.	To eliminate the fundamental investment limitation with respect to acquiring foreign securities

1c.	To amend the fundamental investment limitation with respect to purchasing and selling commodities and put and call options

1d.	To eliminate the fundamental investment limitation with respect to purchasing shares of other investment companies

1e.	To eliminate the fundamental investment limitation with respect to amounts invested in one issuer

1f.	To amend the fundamental investment limitation with respect to concentrating investments in a particular industry or group of industries

1g.	To amend the fundamental investment limitation with respect to investing in real estate and oil, gas or other mineral exploration or development programs

1h.	To amend the fundamental investment limitation with respect to underwriting securities

1i.	To amend the fundamental investment limitation with respect to loans

1j.	To eliminate outdated fundamental investment limitations not required by law

Proposal 2:	To replace the fundamental investment objectives of the FBP Value Fund with a new non-fundamental investment objective

Proposal 1 and Proposal 2 were approved by shareholders of each of the Funds.  The results of the voting were as follows:

A total of 1,270,060 shares of the FBP Value Fund were entitled to vote on each Proposal.  A total of 635,030 shares constitute a quorum of voters for purposes of the Proposal.  A total of 757,407 shares of the FBP Value Fund were voted, representing 59.64% of total shares.

A total of 2,675,760 shares of the FBP Balanced Fund were entitled to vote on the Proposal.  A total of 1,337,880 shares constitute a quorum of voters for purposes of the Proposal.  A total of 1,709,174 shares of the FBP Balanced Fund were voted, representing 63.88% of total shares.

If a quorum (more than 50% of the outstanding shares of a Fund) is present at the Meeting, the vote of a majority of the outstanding shares of each Fund is required to approve the proposal to replace the Funds’ fundamental investment limitations (Proposal 1) and the vote of a majority of the outstanding shares of the FBP Value Fund is required to approve the proposal to replace that Fund’s fundamental investment objectives.  The vote of a majority of the outstanding shares of a Fund means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares.

FBP VALUE FUND

Proposal 1:	The shareholders approved the proposal to replace the FBP Value Fund’s fundamental investment limitations with new updated fundamental investment limitations:

1(a)(i) Borrowing Money

	Number of Shares
For	Against	Abstain
746,528	10,879	0

1(a)(ii) Issuing Senior Securities

	Number of Shares
For	Against	Abstain
746,078	11,329	0

1(b) Acquiring Foreign Securities

	Number of Shares
For	Against	Abstain
753,486	3,921	0

1(c) Purchasing and Selling Commodities and Put and Call Options

	Number of Shares
For	Against	Abstain
751,078	6,329	0

1(d) Purchasing Shares of Other Investment Companies

	Number of Shares
For	Against	Abstain
751,756	5,651	0

1(e) Amounts Invested in One Issuer

	Number of Shares
For	Against	Abstain
751,078	6,329	0

1(f) Concentrating Investments in a Particular Industry or Group of Industries

	Number of Shares
For	Against	Abstain
751,756	5,651	0

1(g) Investing in Real Estate and Oil, Gas or Other Mineral Exploration or Development Programs

	Number of Shares
For	Against	Abstain
754,164	3,243	0

1(h) Underwriting Securities

	Number of Shares
For	Against	Abstain
753,486	3,921	0

1(i) Loans

	Number of Shares
For	Against	Abstain
751,528	5,879	0

1(j) Eliminate Outdated Fundamental Limitations Not Required by Law

	Number of Shares
For	Against	Abstain
744,105	5,895	7,408

Proposal 2:	The shareholders approved the proposal to replace the fundamental investment objectives of the FBP Value Fund with a new non-fundamental investment objective.

	Number of Shares
For	Against	Abstain
753,486	3,921	0

FBP BALANCED FUND

Proposal 1:	The shareholders approved the proposal to replace the FBP Balanced Fund’s fundamental investment limitations with new updated fundamental investment limitations:

1(a)(i) Borrowing Money

	Number of Shares
For	Against	Abstain
1,682,972	0	0

1(a)(ii) Issuing Senior Securities

	Number of Shares
For	Against	Abstain
1,679,039	30,136	0

1(b) Acquiring Foreign Securities

	Number of Shares
For	Against	Abstain
1,679,039	30,136	0

1(c) Purchasing and Selling Commodities and Put and Call Options

	Number of Shares
For	Against	Abstain
1,679,039	30,136	0

1(d) Purchasing Shares of Other Investment Companies

	Number of Shares
For	Against	Abstain
1,682,972	26,202	0

1(e) Amounts Invested in One Issuer

	Number of Shares
For	Against	Abstain
1,682,972	26,202	0

1(f) Concentrating Investments in a Particular Industry or Group of Industries

	Number of Shares
For	Against	Abstain
1,682,972	26,202	0

1(g) Investing in Real Estate and Oil, Gas or Other Mineral Exploration or Development Programs

	Number of Shares
For	Against	Abstain
1,679,039	30,136	0

1(h) Underwriting Securities

	Number of Shares
For	Against	Abstain
1,682,972	26,202	0

1(i) Loans

	Number of Shares
For	Against	Abstain
1,684,685	24,490	0

1(j) To Eliminate Outdated Fundamental Limitations Not Required by Law

	Number of Shares
For	Against	Abstain
1,690,028	19,146	0